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                              HALLIBURTON COMPANY
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                             State or
                                                             Country of
            Name of Company                                  Incorporation
------------------------------------------------------       --------------
HALLIBURTON COMPANY (Registrant)                             Delaware
Betacom II B.V.                                              Netherlands
Brown & Root Corporate Services                              Delaware
Brown & Root Ealing Technical Services Limited               United Kingdom
Brown & Root Highlands Fabricators Limited                   United Kingdom
Brown & Root Holdings, Inc.                                  United Kingdom
Brown & Root Industrial Services, Inc.                       Delaware
Brown & Root International, Inc.                             Panama
Brown & Root International, Inc.                             Delaware
Brown & Root Limited                                         United Kingdom
Brown & Root Overseas Ltd.                                   United Kingdom
Brown & Root Services Corporation                            Delaware
Brown & Root Skoda                                           Czech Republic
Brown & Root Technical Services, Inc.                        Delaware
Brown & Root Technology Limited                              United Kingdom
Brown & Root Technology (No. 2) Limited                      United Kingdom
Brown & Root (Gulf) E.C.                                     Bahrain
Brown & Root (Services) Limited                              United Kingdom
Brown & Root, Inc.                                           Delaware
European Marine Contractors Limited                          United Kingdom
G & H Management Company                                     Delaware
Geosource Service Corporation                                Delaware
GSI Saudi Arabia Ltd.                                        Saudi Arabia
Halliburton Afrique SNC                                      France
Halliburton Australia Pty Ltd.                               Australia
Halliburton Canada Inc.                                      Canada
Halliburton Company Germany GmbH                             Germany
Halliburton de Mexico, SA de CV                              Mexico
Halliburton Energy Services Asia, Inc.                       Delaware
Halliburton Equipment Company SAE                            Egypt
Halliburton Holdings B.V.                                    Netherlands
Halliburton Holdings Inc.                                    Delaware
Halliburton Holdings Limited                                 United Kingdom
Halliburton International, Inc.                              Delaware
Halliburton Italiana SpA                                     Italy
Halliburton Latin America SA                                 Panama
Halliburton Limited                                          United Kingdom
Halliburton Manufacturing and Services Limited               United Kingdom
Halliburton NUS Corporation                                  Delaware
Halliburton Offshore Services, Inc.                          Delaware
Halliburton Oilfield Services (Norway), Inc.                 Delaware
Halliburton Overseas Limited                                 Cayman Islands
Halliburton Services BV                                      Netherlands
Halliburton Servicos Ltda.                                   Brazil
Halliburton Singapore Pte Ltd.                               Singapore
Halliburton S.A.R.L.                                         France
Halliburton Trinidad, Limited                                Trinidad
Halliburton West Africa Ltd.                                 Delaware
Halliburton Worldwide Limited                                Cayman Islands
HGS Enterprises Inc.                                         Panama
Highlands Group Insurance, Inc.                              Delaware
Highlands Insurance Company (UK) Limited                     United Kingdom
Highlands Insurance Co.                                      Texas
Highlands Limited                                            Bermuda
Highlands Overseas Limited                                   Bermuda
Howard Humphreys & Partners Limited                          United Kingdom
Overseas Marine Leasing Company                              Delaware
PT Halliburton Indonesia                                     Indonesia
PT Halliburton Logging Services Indonesia                    Indonesia
Rockwater B.V.                                               Netherlands
Rockwater CV                                                 Netherlands
Rockwater Holdings Limited                                   United Kingdom
Rockwater Limited                                            United Kingdom
Seaforth Maritime Group Limited                              United Kingdom
Shapadu Rockwater Sdn Bhd                                    Malaysia
Southern California Bonding Services, Inc.                   California
Underwriters' Special Risks                                  Texas

(1) Each of the subsidiaries named conducts its business under its corporate name and, in a few instance shortened form of its corporate name.

(2) Registrant has 100% direct or indirect ownership in the subsidiaries named except for the following: Skoda, 66%; European Marine Contractors Ltd., 50%; GSI Saudi Arabia Ltd., 75%; PT Halliburton Indo PT Halliburton Logging Services Indonesia, 80%; Shapadu Rockwater Sdn Bhd, 49%.

(3) The names of approximately 118 subsidiaries have been omitted since the unnamed subsidiaries conside aggregate would not constitute a significant subsidiary as defined by Item 601(b).

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